SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SEQUA CORP PFD

          GAMCO INVESTORS, INC.
                       9/02/04              200            97.5000
                       8/20/04              152-             *DO
                       7/30/04               50-           95.0500
          GABELLI FUNDS, LLC.
               GABELLI EQUITY INCOME FUND
                       9/02/04              100            96.2000
               GABELLI DIVIDEND & INCOME TRUST
                       7/30/04            1,600            95.0500
                       7/28/04              400            94.0000
                       7/23/04              500            96.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.